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                                                                     EXHIBIT 5.5



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                                                               MONTGOMERY & ANDREWS
                                                             PROFESSIONAL ASSOCIATION                      Post Office Box 2307
                   OF COUNSEL                             ATTORNEYS AND COUNSELORS AT LAW         Santa Fe, New Mexico 87504-2307
               William R. Federici

              J.O. Seth (1883-1963)
           A.K. Montgomery (1903-1987)                            January 12, 2004                          www.montand.com
            Frank Andrews (1914-1981)
         Seth D. Montgomery (1937-1998)

Victor R. Ortega           Andrew S. Montgomery
Gary Kilpatric             Jennifer L. Weed                     VIA FEDERAL EXPRESS                        325 Paseo de Peralta
                                                                -------------------
Thomas W. Olson            Paul R. Owen                         AND ELECTRONIC MAIL                     Santa Fe, New Mexico 87501
                                                                -------------------
Walter J. Melendres        Randy S. Bartell
John B. Draper             Carolyn A. Wolf                                                               Telephone (505) 982-3873
Nancy M. King              Jeffery L. Martin                                                                Fax (505) 982-4289
Sarah M. Singleton         Emma Rodriguez Brittain
Stephen S. Hamilton        Karen L. Brooks
Edmund H. Kendrick         Germaine R. Chappelle
Louis W. Rose              Jesse A. Boyd


                   OF COUNSEL
                Earl Potter, P.A.
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Ardent Health Services LLC
Ardent Health Service, Inc.
One Burton Hills Boulevard, Suite 250
Nashville, Tennessee 37215

Ladies and Gentlemen:

We refer to the Registration Statement on Form $-1 (File No. 333-110117) (the "Registration Statement") filed by Ardent Health Services LLC, a Delaware limited liability company (the "Parent"), Ardent Health Services, Inc., a Delaware corporation (the "Issuer"), and the other subsidiaries of the Parent named therein as guarantors (collectively, the "Subsidiary Guarantors") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to $225,000,000 principal amount of the Issuer's 10% Senior Subordinated Notes due 2013 (the "Exchange Notes") to be issued in an exchange offer for $225,000,000 principal amount of the Issuer's outstanding 10% Senior Subordinated Notes due 2013 (the "Original Notes"). The Original Notes are, and the Exchange Notes will be, guaranteed by the Parent and the Subsidiary Guarantors, including AHS Albuquerque Holdings, LLC, AHS New Mexico Holdings, Inc., AHS Research and Review, LLC, AHS S.E.D. Medical Laboratories, Inc., Mesilla Valley Mental Health Associates, Inc., and Mesilla Valley General Partnership (collectively, the "New Mexico Subsidiary Guarantors"). Original Notes that are accepted for exchange for Exchange Notes will be cancelled and retired.

The Original Notes were and the Exchange Notes will be issued pursuant to an Indenture dated as of August 19, 2003 (the "Indenture") among the Issuer, the Parent, the Subsidiary Guarantors and U.S. Bank Trust National Association, N.A., as trustee. The Original Notes were issued and sold on August 19, 2003 to Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchasers thereof (the "Initial Purchasers"), without registration under the Securities Act, and were offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in transactions outside the United States in reliance on Regulation S under the Securities Act.
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Ardent Health Services LLC
Ardent Health Services, Inc.
January 12, 2004
Page 2




Except as otherwise expressly noted below, the opinions given herein are limited to the laws of the United States of America and the regulatory, statutory, and common laws of the State of New Mexico, and no opinion is expressed herein with respect to the laws of any other jurisdiction or state, or with respect to the effect of such laws on matters dealt with herein.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the Indenture and the Form of Notation of Guarantee (the "Notation of Guarantee") under the indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

     1. Each of the New Mexico Guarantors is duly incorporated or organized, as applicable, and is validly existing and in good standing under the laws of the State of New Mexico.

     2. Each of the New Mexico Guarantors has full right, power and authority to execute, deliver and perform its obligations under the Indenture and the Notation of Guarantee.

     3. The Indenture has been duly authorized, executed and delivered by each New Mexico Subsidiary Guarantor and the Notation of Guarantee has been duly authorized by each of the New Mexico Guarantors.

     4. The execution and delivery of the Indenture, and the Notation of Guarantees by the New Mexico Subsidiary Guarantors and the performances by the New Mexico Subsidiary Guarantors of their obligations under the Indenture, and the Notation of Guarantees, and consummation of the transactions contemplated thereby do not and will not violate any applicable laws of the State of New Mexico.

We are licensed to practice law in the State of New Mexico. The opinions expressed herein are specifically limited to the federal laws of the United State of America and the laws of the State of New Mexico.



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Ardent Health Services LLC
Ardent Health Services, Inc.
January 12, 2004
Page 3





Ropes & Gray LLP may rely upon this opinion as if it were addressed to them.


We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act or the related Rules promulgated by the Securities and Exchange Commission.


                                     Very truly yours,

                                     MONTGOMERY & ANDREWS, P.A.




                                     By: /s/ Paul R. Owen
                                        --------------------------
                                         Paul R. Owen